                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of April 3, 2003

                                  by and among

                               CANWEST MEDIA INC.,

                                 THE GUARANTORS
                                  named herein

                                       and

                            SALOMON SMITH BARNEY INC.
                            CIBC WORLD MARKETS CORP.
                            SCOTIA CAPITAL (USA) INC.
                             BMO NESBITT BURNS CORP.
                       RBC DOMINION SECURITIES CORPORATION
                         BANC OF AMERICA SECURITIES LLC
                                       and
                            TD SECURITIES (USA) INC.
                              as Initial Purchasers

                           --------------------------

                                U.S.$200,000,000

                          7 5/8% SENIOR NOTES DUE 2013

                                TABLE OF CONTENTS

                                                            Page
                                                            ----
1.      DEFINITIONS.....................................      1

2.      EXCHANGE OFFER..................................      5

3.      SHELF REGISTRATION..............................      8

4.      ADDITIONAL INTEREST.............................      9

5.      REGISTRATION PROCEDURES.........................     11

6.      REGISTRATION EXPENSES...........................     20

7.      INDEMNIFICATION.................................     21

8.      RULES 144 AND 144A..............................     24

9.      UNDERWRITTEN REGISTRATIONS......................     24

10.     MISCELLANEOUS...................................     25

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is made and entered into as of April 3, 2003, by and among CanWest Media Inc., a corporation organized under the federal laws of Canada (the "Company"), the Guarantors (as defined) and Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion Securities Corporation, Banc of America Securities LLC and TD Securities (USA) Inc. (the "Initial Purchasers").

                  This Agreement is entered into in connection with the Purchase Agreement, dated March 31, 2003, by and among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement") relating to, among other things, the sale by the Company to the Initial Purchasers of U.S.$200,000,000 aggregate principal amount of the Company's 7 5/8% Senior Notes due 2013 (the "Notes") and the unconditional guarantee thereof by the Guarantors on a joint and several basis (the "Guarantee"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers (as defined) have agreed to provide the registration rights set forth in this Agreement for the benefit of the holders of Registrable Notes (as defined), including, without limitation, the Initial Purchasers. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

1.   Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  Additional Interest: See Section 4(a).

                  Advice: See the last paragraph of Section 5.

                  Agreement: See the first introductory paragraph to this Agreement.

                  Applicable Period: See Section 2(b).

                  Business Day: A day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York or Toronto, Canada are required to be closed.

                  Closing Date: The Closing Date as defined in the Purchase Agreement.

                  Commission: The Securities and Exchange Commission.

                  Company: See the first introductory paragraph to this Agreement.

                  Effectiveness Date: The 135th day after the Issue Date, in the case of the Exchange Registration Statement or the Initial Shelf Registration Statement if the Exchange Registration Statement has not been declared effective under the Securities Act and otherwise the 135th day after the delivery of the Shelf Notice in the case of the Initial Shelf Registration Statement.

                  Effectiveness Period: See Section 3(a).

                  Event Date: See Section 4(b).

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  Exchange Notes: See Section 2(a).

                  Exchange Offer: See Section 2(a).

                  Exchange Registration Statement: See Section 2(a).

                  Filing Date: The 90th day after the Issue Date (regardless of whether the actual filing precedes such date). For purposes of this Agreement, the terms "file", "filed" and "filing" shall include any submission to the Commission for review on a confidential basis pursuant to the procedures applicable to foreign private issuers.

                  Guarantee: See the second introductory paragraph to this Agreement.

                  Guarantors: The guarantors identified on the signature pages attached hereto.

                  Holder: Any registered holder of a Registrable Note or Registrable Notes.

                  Indemnified Person: See Section 7(c).

                  Indemnifying Person: See Section 7(c).

                  Indenture: The Indenture, dated as of April 3, 2003, by and among the Issuers and The Bank of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Purchasers: See the first introductory paragraph to this Agreement.

                  Initial Shelf Registration: See Section 3(a).

                  Inspectors: See Section 5(o).

                  Issue Date: The date on which the Notes were sold to the Initial Purchasers pursuant to the Purchase Agreement.

                  Issuers: The Company and the Guarantors, collectively.

                  NASD: National Association of Securities Dealers, Inc.

                  Notes: See the second introductory paragraph to this Agreement.

                  Participant: See Section 7(a).

                  Participating Broker-Dealer: See Section 2(b).

                  Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  Private Exchange: See Section 2(b).

                  Private Exchange Notes: See Section 2(b).

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Purchase Agreement: See the second introductory paragraph to this Agreement.

                  Records: See Section 5(o).

                  Registrable Notes: Each Note upon original issuance thereof and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance thereof and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until, in the case of any such Note, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of (i) a Registration Statement (other than with respect to any Exchange Note as to which Sec-tion 2(c)(iv) hereof is applicable) covering such Note, Exchange Note or Private Exchange Note, as the case may be, has been declared effective by the Commission and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note, Exchange Note or Private Exchange Note, as the case may be, is sold in compliance with Rule 144, (iii) such Note, Exchange Note or Private Exchange
Note is eligible to be sold pursuant to paragraph (k) of Rule 144, (iv) in the case of any Note, such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes which may be resold without restriction under federal securities laws, or (v) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture.

                  Registration Statement: Any registration statement of the Company, including, but not limited to, the Exchange Registration Statement, that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance with the Securities Act resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

                  Rule 415: Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  Shelf Notice: See Section 2(c).

                  Shelf Registration: See Section 3(b).

                  Subsequent Shelf Registration: See Section 3(b).

                  TIA: The Trust Indenture Act of 1939, as amended.

                  Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

                  Underwritten registration or underwritten offering: A registration in which securities of one or more of the Issuers are sold to an underwriter for reoffering to the public.

2.       Exchange Offer

                     (a) Each of the Issuers agrees to file with the Commission no later than the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Notes (other than Private Exchange Notes, if any) for a like aggregate principal amount of debt securities of the Company which are identical in all material respects, and representing the same continuing indebtedness as, to the Notes (the "Exchange Notes") (and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (including, without limitation, the guarantee provisions thereof) (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA or which eliminate the transfer restrictions on the Notes or provisions for the payment of additional interest in certain circumstances) and which, in either case, has been qualified under the TIA), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon or provisions for the payment of additional interest under certain circumstances. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. Each of the Issuers agrees to use its reasonable best efforts to (x) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is first mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 135th day following the Issue Date. If after such Exchange Registration Statement is initially declared effective by the Commission, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court with respect to such Exchange Offer, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes, (iii) that such Holder is not an affiliate of any Issuer within the meaning of the Securities Act, and (iv) any additional representations that in the written opinion of counsel to the Issuers are necessary under then-existing interpretations of the Commission in order for the Exchange Registration Statement to be declared effective. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iv) is applicable and Exchange Notes held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 of this Agreement.

                     (b) The Issuers shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the Staff of the Commission or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the Staff of the Commission. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the Commission, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes.

                  Each of the Issuers shall use its reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time beginning when the Exchange Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the Exchange Offer has been completed and such Persons are no longer required to comply with the prospectus delivery requirements in connection with offers and sales of the Exchange Notes (the "Applicable Period").

                  If, upon the consummation of the Exchange Offer, any Initial Purchaser holds any Notes acquired by it that have the status of an unsold allotment in the initial distribution, the Issuers upon the request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company that are identical in all material respects to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities

Act and securities laws of the several states of the U.S. (the "Private Exchange Notes") (and which are issued pursuant to the same indenture as the Exchange Notes). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes. Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

                  In connection with the Exchange Offer, the Issuers shall:

                     (1) mail, or cause to be mailed, to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                     (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate thereof;

                     (3) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                     (4) otherwise comply in all material respects with all applicable laws.

                  As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:

                     (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

                     (2) deliver to the Trustee for cancellation in accordance with the Indenture all Registrable Notes so accepted for exchange; and

                     (3) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

                  The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes, if any, will have the right to vote or consent as a separate class on any matter. For greater certainty, the Exchange Notes and the

Private Exchange Notes, if any, that will be issued in exchange and in substitution for the Notes will evidence the same continuing indebtedness as the Notes.

                     (c) If (i) because of any change in law or in currently prevailing interpretations of the Staff of the Commission, the Company is not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 165 days of the Issue Date,
         (iii) any holder of Private Exchange Notes so requests in writing to the Company or (iv) in the case of any Holder that participates in the Exchange Offer (and tenders its Registrable Notes prior to the expiration thereof), such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under federal securities laws (other than due solely to the status of such Holder as an affiliate of any Issuer within the meaning of the Securities Act) and so notifies the Company within 30 days following the consummation of the Exchange Offer (and providing a reasonable basis for its conclusions), in the case of each of clauses (i)-(iv), then the Issuers shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file a Shelf Registration pursuant to Section 3.

                     (d) Any distribution in Canada of the Exchange Notes will be effected solely to holders of Registrable Notes who would be eligible to acquire Exchange Notes pursuant to exemptions from the requirement under applicable Canadian securities legislation that the Company prepare and file a prospectus with the relevant Canadian securities regulatory authorities and, as a condition to the sale of their Registrable Notes pursuant to the Exchange Offer, holders of Registrable Notes in Canada will be required to make certain representations to the Company, including a representation that they are entitled under applicable provincial securities laws to acquire the Exchange Notes without the benefit of a prospectus qualified under applicable provincial securities laws.

3.       Shelf Registration

                  If a Shelf Notice is delivered as contemplated by Section 2(c), then:

                     (a) Shelf Registration. The Issuers shall as promptly as reasonably practicable file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "Initial Shelf Registration"). If the Issuers shall not have yet filed the Exchange Registration Statement, each of the Issuers shall file with the Commission the Initial Shelf Registration on or prior to the Filing Date and shall use its reasonable best efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, the Issuers shall file with the Commission the Initial Shelf Registration within 90 days of the delivery of the Shelf Notice and shall use their best efforts to cause such Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date. The Initial Shelf Registration shall be on Form F-1 or another appropriate form permitting registration of the Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration. The Issuers shall use their best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 24 months from the Issue Date (or, if Rule 144(k) under the Securities Act is amended to permit unlimited resales by non-affiliates within a lesser period, such lesser period) (subject to extension pursuant to the last paragraph of Section 5 hereof) (the "Effectiveness Period") or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes has been declared effective under the Securities Act.

                     (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registrations was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                     (c) Supplements and Amendments. The Issuers shall use their best efforts to promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes, in each case, with each Issuer's consent, which consent shall not be unreasonably withheld or delayed.

4.       Additional Interest

                     (a) The Issuers and the Initial Purchasers agree that the Holders of Registrable Notes will suffer damages if the Issuers fail to fulfill their obligations under Sec-tion 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, each of the Issuers agrees to pay, as liquidated damages, additional interest ("Additional Interest") on the Registrable Notes under the circumstances and to the extent set forth below:

                           (i) if (A) neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date or (B) notwithstanding that the Issuers have consummated or will consummate an Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the 90th day after delivery of the Shelf Notice, then, in the case of subclause (A), commencing on the day after the Filing Date or, in the case of subclause (B), commencing on the 91st day following delivery of the Shelf Notice, Additional Interest shall accrue on the Registrable Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the Filing Date or such 90th day, as the case may be, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

                           (ii) if (A) neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the Effectiveness Date applicable thereto or (B) notwithstanding that the Issuers have consummated or will consummate an Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the Commission on or prior to the applicable Effectiveness Date, then, commencing on the day after such applicable Effectiveness Date, Additional Interest shall accrue on the Registrable Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the day after the applicable Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

                           (iii) if (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 165th day after the Issue Date, (B) the Exchange Registration Statement ceases to be effective at any time prior to consummation of the Exchange Offer or (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the Registrable Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the (x) 165th day after the Issue Date in the case of (A) above or (y) the day such Exchange Registration Statement or Shelf Registration ceases to be effective in the case of (B) and (C) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Registrable Notes may not exceed in the aggregate 2.0% per annum; provided further that if more than one of the foregoing subparagraphs is applicable at the same time the Additional Interest then payable on the Registrable Notes shall be the higher of the amounts provided by such applicable subparagraphs (and not the sum thereof); provided further that (1) upon the filing of the Exchange Registration Statement or each Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or each Shelf Registration, as the case may be (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Registrable Notes tendered (in the case of (iii)(A) above) or upon the effectiveness of an Exchange Registration Statement or Shelf Registration which had ceased to remain effective (in the case of (iii)(B) and (C) above), Additional Interest on any Registrable Notes then accruing Additional Interest as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                     (b) The Issuers shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a)(i),
         (a)(ii) or (a)(iii) of this Section 4 will be payable in cash on each regular interest payment date specified in the Indenture (to the Holders of Registrable Notes of record on the regular record date therefor (as specified in the Indenture) immediately preceding such dates), commencing with the first such regular interest payment date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes subject thereto, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                     (c) Additional Interest pursuant to this Section 4 shall be the sole and exclusive remedy for any failure by the Issuers to comply with Sections 2, 3 and 5 hereof.

5.       Registration Procedures

                  In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, each Issuer shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:

                     (a) Prepare and file with the Commission prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed or is unavailable, a Shelf Registration as prescribed by Section 2 or 3, and use their reasonable best efforts in the case of the Exchange Registration Statement and best efforts in the case of the Shelf Registration Statement to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
         Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and has advised the Company that it is a Participating Broker-Dealer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall, if requested, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration or each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five days prior to such filing). The Issuers shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

                     (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuers shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Applicable Period if they voluntarily take any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law, rule or regulation or unless the Issuers comply with this Agreement, including, without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of Section 5.

                     (c)      If (1) a Shelf Registration is filed pursuant to
         Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period from whom the Issuers have received written notice that it will be a Participating Broker-Dealer, notify the selling Holders of Registrable Notes, and each such Participating Broker-Dealer, their counsel and the managing underwriters, if any, promptly (but in any event within two Business
         Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of any Issuer contained in any agreement with the selling Holders (including any underwriting agreement contemplated by Section 5(n) hereof) cease to be true and correct in any material respect, (iv) of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuers' determination that a post-effective amendment to a Registration Statement would be appropriate.

                     (d)      If (1) a Shelf Registration is filed pursuant to
         Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Ex-change Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible date.

                     (e)      If a Shelf Registration is filed pursuant to
         Section 3 and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request to be included or made therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

                     (f)      If (1) a Shelf Registration is filed pursuant to
         Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                     (g)      If (1) a Shelf Registration is filed pursuant to
         Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes and each Participating Broker-Dealer, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

                     (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Notes and each such Participating Broker-Dealer, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered pursuant to an underwritten offering, counsel to the underwriters shall, at the cost and expense of the Issuers, perform the Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                     (i)      If a Shelf Registration is filed pursuant to
         Section 3, cooperate with the selling Holders of Registrable Notes, any Participating Broker-Dealer and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                     (j) Use its reasonable best efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Notes, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                     (k)      If (1) a Shelf Registration is filed pursuant to
         Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is re-quired to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the Commission, at the Issuers' sole expense, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (l) Use its reasonable best efforts to cause the Registrable Notes covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.

                     (m) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with printed certificates for the Registrable Notes or the Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes or the Exchange Notes, as the case may be.

                     (n) In connection with an underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuers and their subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) obtain the opinion of counsel to the Issuers and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt securities similar to the Notes and such other matters as may be reasonably requested by managing underwriters;
         (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the man-aging underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of any Issuer or of any business acquired by any Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes and such other matters as reasonably requested by the managing underwriter or underwriters; and
         (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                     (o)      If (1) a Shelf Registration is filed pursuant to
         Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, and each Participating Broker-Dealer, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder, each Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of each Issuer and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of each Issuer and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records which an Issuer determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder. Each selling Holder of such Registrable Notes and each Participating Broker-Dealer or other Inspector will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of any Issuer unless and until such is made generally available to the public. Each Inspector, each selling Holder of such Registrable Notes and each Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction pursuant to clauses (ii) or (iv) of the previous sentence or otherwise, give notice to the Issuers and allow the Issuers to undertake appropriate action to obtain a protective order or otherwise prevent disclosure of the Records deemed confidential at its expense.

                     (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

                     (q) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any 12-month period (or 120 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                     (r) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or the Private Exchange Notes, as the case may be, the Guarantee and the related indenture constitute legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms.

                     (s) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuers (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

                     (t) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD.

                     (u) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

                  The Issuers may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Notes as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

                  Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, and, in each case, dissemination of such Prospectus until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Issuers shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.       Registration Expenses

                  All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depositary Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer, as the case may be, (iii) reasonable messenger, telephone and delivery expenses incurred in connection with the Exchange Registration Statement and any Shelf Registration, (iv) reasonable fees and disbursements of counsel for the Issuers and fees and disbursements of Cahill Gordon & Reindel, special counsel for the Initial Purchasers and the sellers of Registrable Notes, or such other counsel as may be appointed by a majority of the Initial Purchasers or sellers of Registrable Notes, (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(vi) rating agency fees, (vii) Securities Act liability insurance, if any Issuer desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (x) the expense of any annual or special audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, (xii) the fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of the Registrable Notes which discounts, commissions or taxes shall be paid by Holders of such Registrable Notes) and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

7.       Indemnification

                     (a) The Issuers jointly and severally agree to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer, the officers, directors, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of the Securities Act or the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, the reasonable legal fees and other reasonable expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, or pursuant to Canadian securities laws, at common law or otherwise, insofar as such losses, claims, damages or liabilities are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or are caused by, arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuers in writing by or on behalf of such Participant expressly for use therein; provided, however, that the Issuers shall not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Participants resulted from any action, claim or suit by any Person who purchased Registrable Notes or Exchange Notes which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuers with Section 5 of this Agreement.

                     (b) Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless each Issuer, its directors and officers and each Person who controls each Issuer within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Issuers in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes or Exchange Notes giving rise to such obligations.

                     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that (x) there may be one or more legal defenses available to it and/or (y) other Indemnified Persons and such Indemnifying Person such that joint representation would not be appropriate and/or (z) the use of counsel chosen by the Indemnifying Person to represent the Indemnified Person would present such counsel with a conflict of interest causing the representation to be inappropriate under applicable professional standards. It is understood that, unless there is a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and any such separate firm for the Issuers, their respective directors, officers and such control Persons of the Issuers shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its consent if
         (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of an Indemnified Person.

                     (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or by the Participants or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.

                     (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                     (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.       Rules 144 and 144A

                  Each of the Issuers covenants that it will file the reports, if any, required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner and, if at any time it is not required to file such reports, it will, upon the request of any Holder of Registrable Notes, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. Each of the Issuers further covenants, for so long as any Registrable Notes remain outstanding, to make available to any Holder or beneficial owner of Registrable Notes in connection with any sale thereof and any prospective purchaser of such Registrable Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Notes pursuant to Rule 144A.

9.       Underwritten Registrations

                  If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and reasonably acceptable to the Issuers.

                  No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.      Miscellaneous

                     (a) Remedies. In the event of a breach by any Issuer of any of its obligations under this Agreement, each Holder of Registrable Notes and each Participating Broker-Dealer holding Exchange Notes, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of an Initial Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                     (b) No Inconsistent Agreements. None of the Issuers has entered, as of the date hereof, and none of the Issuers shall enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. None of the Issuers has entered and none of the issuers shall enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

                     (c) Adjustments Affecting Registrable Notes. None of the Issuers shall, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

                     (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(d) may not be amended, modified or supplemented without the prior written consent of each Holder and each Par-ticipating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Registration Statement.

                     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

                     1. if to a Holder of Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                              Salomon Smith Barney Inc.
                              388 Greenwich Street
                              New York, New York 10013
                              United States
                              Facsimile No.:  (212) 723-8589
                              Attention: General Counsel

               with a copy (which shall not constitute notice) to:

                              Cahill Gordon & Reindel
                              80 Pine Street
                              New York, New York  10005
                              United States
                              Facsimile No.:  (212) 269-5420
                              Attention:  Geoffrey E. Liebmann, Esq.

                     2. if to the Initial Purchasers, at the address specified in Section 10(e)(1);

                     3. if to any Issuer, to such Issuer at the following address:

                              CanWest Media Inc.
                              201 Portage Avenue, 31st Floor
                              TD Centre
                              Winnipeg, Manitoba  R3B 3LZ
                              Canada
                              Facsimile No.:  (204) 947-9841
                              Attention:  John Maguire

               with a copy (which shall not constitute notice) to:

                              Osler, Hoskin & Harcourt LLP
                              Box 50
                              1 First Canadian Place
                              Toronto, Ontario  M5X 1B8
                              Canada
                              Facsimile No.:  (416) 862-6666
                              Attention:  Linda Robinson, Esq.

               and:

                              Kaye Scholer LLP
                              425 Park Avenue
                              New York, New York  10022
                              United States
                              Facsimile No.: (212) 836-8211
                              Attention: Joel I. Greenberg, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

                     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

                     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                     (i) Governing Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW. EACH OF THE ISSUERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH ISSUER AT THE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH ISSUER FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE ISSUERS IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION SUCH ISSUER IS OR MAY BE SUBJECT, BY SUIT UPON JUDGMENT.

                     (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                     (k) Notes Held by any Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by any Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                     (l) Third Party Beneficiaries. Holders of Registrable Notes and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                     (m) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda among the Initial Purchasers on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                     (n) Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, each of the Issuers (i) acknowledges that it has, by separate written instrument, designated and appointed CanWest International Corp.("CWIC") (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in The City of New York, Borough of Manhattan, State of New York or brought under federal or state securities laws, and acknowledges that CWIC has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and
         (iii) agrees that service of process upon CWIC and written notice of said service to such Issuers in accordance with Section 10(e) shall be deemed in effective service of process upon such Issuers in any such suit or proceeding. Each of the Issuers further agrees to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CWIC in full force and effect so long as any of the Notes shall be outstanding; provided that the Issuers may, by written notice to the Initial Purchasers, designate such additional or alternative agent for service of process under this Section 10(n) that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is either (x) counsel for the Issuers or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

                     (o) Judgment Currency. The Issuers shall, jointly and severally, indemnify each Purchaser, each Participating Broker-Dealer, each underwriter who participates in an offering of Registrable Notes, their respective affiliates, each Person, if any, who controls any of such parties within the meaning of the Securities Act or the Exchange Act and each of their respective officers, directors, employees and agents against any loss incurred by such party as a result of any judgment or order being given or made in favor of such party for any amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

                     (p) Joint and Several Obligations. All of the obligations of the Issuers hereunder shall be joint and several obligations of each of them.

                            [Signature pages follow]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              COMPANY:

                              CANWEST MEDIA INC.


                              By: /s/ JOHN MAGUIRE
                                 _______________________________________________
                                 Name: John Maguire
                                 Title: Vice-President, Finance and Chief
                                 Financial Officer

                              GUARANTORS:

                                       2846551 CANADA INC.
                                       3919056 CANADA LIMITED
                                       APPLE BOX PRODUCTIONS SUB
                                       INC.
                                       BCTV HOLDINGS INC.
                                       CALGARY HERALD GROUP INC.
                                       CANWEST - MONTREAL R.P. HOLDINGS INC.
                                       CANWEST - WINDSOR R.P. HOLDINGS INC.
                                       CANWEST FINANCE INC./FINANCIERE CANWEST
                                       INC.
                                       CANWEST GLOBAL BROADCASTING INC./
                                       RADIODIFFUSION CANWEST GLOBAL INC.
                                       CANWEST INTERACTIVE INC.
                                       CANWEST INTERNATIONAL COMMUNICATIONS INC.
                                       CANWEST INTERNATIONAL MANAGEMENT INC.
                                       CANWEST IRISH HOLDINGS (BARBADOS) INC.
                                       CANWEST MEDIA SALES LIMITED
                                       CANWEST NZ RADIO HOLDINGS LIMITED
                                       CANWEST PUBLICATIONS INC.
                                       CGS DEBENTURE HOLDING (NETHERLANDS) B.V.
                                       CGS INTERNATIONAL HOLDINGS (NETHERLANDS)
                                       B.V.
                                       CGS NZ RADIO SHAREHOLDING (NETHERLANDS)
                                       B.V.

                                       CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.
                                       CGS SHAREHOLDING (NETHERLANDS) B.V.
                                       CHBC HOLDINGS INC.
                                       CHEK HOLDINGS INC.
                                       CLARINET MUSIC INC.
                                       EDMONTON JOURNAL GROUP INC.
                                       FOX SPORTS WORLD CANADA HOLDCO INC.
                                       GLOBAL CENTRE INC.
                                       GLOBAL COMMUNICATIONS LIMITED
                                       GLOBAL TELEVISION CENTRE LTD.
                                       GLOBAL TELEVISION NETWORK INC.
                                       GLOBAL TELEVISION NETWORK
                                       QUEBEC, LIMITED PARTNERSHIP/
                                       RESEAU DE TELEVISION GLOBAL QUEBEC,
                                       SOCIETE EN COMMANDITE
                                       GLOBAL TELEVISION SPECIALTY
                                       NETWORKS INC.
                                       LONESTAR HOLDCO INC.
                                       LOWER MAINLAND PUBLISHING GROUP INC.
                                       MONTREAL GAZETTE GROUP INC.
                                       MULTISOUND PUBLISHERS LTD.
                                       NANAIMO DAILY NEWS GROUP INC.
                                       ONTV HOLDINGS INC.
                                       OTTAWA CITIZEN GROUP INC.
                                       PACIFIC NEWSPAPER GROUP INC.
                                       PORT ALBERNI TIMES GROUP INC.
                                       REACHCANADA CONTACT CENTRE
                                       LIMITED
                                       REGINA LEADER POST GROUP INC.
                                       RETROVISTA HOLDCO INC.
                                       SASKATOON STARPHOENIX GROUP INC.
                                       SOUTHAM DIGITAL INC.
                                       STUDIO POST & TRANSFER SUB INC.
                                       TV3 NETWORK SERVICES LIMITED
                                       TV4 NETWORK LIMITED
                                       VANCOUVER ISLAND NEWSPAPER GROUP INC.
                                       VICTORIA TIMES COLONIST GROUP INC.

                                       WESTERN COMMUNICATIONS INC.
                                       WIC MOBILE TV INC.
                                       WIC TELEVISION PRODUCTION SUB INC.
                                       WINDSOR STAR GROUP INC.
                                       XTREME SPORTS HOLDCO INC.

                              By: /s/ JOHN MAGUIRE
                                 _______________________________________________
                                 Name:  John Maguire
                                 Title: Authorized Signing Officer

                            SALOMON SMITH BARNEY INC.

                              By: /s/ BARBARA MATAS
                                 _______________________________________________
                                 Name: Barbara Matas
                                 Title: Managing Director

                            CIBC WORLD MARKETS CORP.

                              By: /s/ BRIAN S. PERMAN
                                 _______________________________________________
                                 Name: Brian S. Perman
                                 Title: Managing Director

                            SCOTIA CAPITAL (USA) INC.

                              By: /s/ GREG WOYNARSKI
                                 _______________________________________________
                                 Name: Greg Woynarski
                                 Title: Managing Director

                             BMO NESBITT BURNS CORP.

                              By: /s/ JAMES J. GOLL
                                 _______________________________________________
                                 Name: James J. Goll
                                 Title: Managing Director

                       RBC DOMINION SECURITIES CORPORATION

                              By: /s/ WILLIAM H. COOK
                                 _______________________________________________
                                 Name: William H. Cook
                                 Title: Managing Director

                         BANC OF AMERICA SECURITIES LLC

                             By: /s/ DANIEL KELLY
                                 _______________________________________________
                                 Name: Daniel Kelly
                                 Title: Managing Director

                            TD SECURITIES (USA) INC.

                             By: /s/ JOHN BRENIZER
                                 _______________________________________________
                                 Name: John Brenizer
                                 Title: Vice President and Director